UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2007

O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number: 001-32228

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)

(302) 266-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 3 -- SECURITIES AND TRADING MARKET

ITEM 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 13, 2007, O2Diesel Corporation (the “Company”) received a written notice from the American Stock Exchange (“AMEX”) indicating that AMEX has reviewed and accepted the Company’s plan to regain listing qualifications compliance. With the acceptance of the plan, the Company will be able to continue its listing during the plan period pursuant to an extension granted until December 29, 2008. Pursuant to the letter, AMEX also advised the Company that it has triggered an additional deficiency with respect to Section 1003(a)(ii) of the AMEX Company Guide, in addition to the previously disclosed deficiency with respect to Section 1003(a)(iii) of the AMEX Company Guide.

During the interim period until December 29, 2008, the Company must continue to provide AMEX staff with updates regarding initiatives set forth in its plan of compliance. The Company will be subject to periodic review by AMEX staff during the interim period. If the Company is not in compliance with the continued listing standards on December 29, 2008, or the Company does not make progress consistent with the plan during the interim period, then the AMEX may initiate immediate delisting proceedings.

On September 18, 2007, the Company issued the press release attached to this Form 8-K as Exhibit 99.1 with respect to the foregoing matters.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Text of Press Release, issued by O2Diesel Corporation on September 18, 2007.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer

Date: September 18, 2007